Exhibit 99.1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth estimates of the various expenses, other than any underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission Registration Fee	$41,188
Printing and related expenses	10,000
Legal fees and expenses	275,000
Accounting fees and expenses	62,500
Transfer Agent and Registrar fees	4,500
Miscellaneous	6,812
Total	$400,000